UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2023

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Chief Financial Officer

Effective February 27, 2023 (the “Effective Date”), Alvin Lobo, 42, will serve as Chief Financial Officer of Skillz Inc. (the “Company”) and report directly to the Chief Executive Officer. Mr. Lobo previously served as the Senior Vice President, Finance and then Chief Financial Officer of Score Media and Gaming Inc., a digital media company (“Score Media”) from 2019 to 2022. Mr. Lobo joined Score Media from Boyd Gaming Corporation, a gaming and hospitality company, where he served as Vice President, Corporate Finance from 2016 to 2019. Prior to Boyd Gaming, Mr. Lobo served as Director of Corporate Finance and Investor Relations for Wynn Resorts from 2014 to 2016. Previously, he served as an Investment Banking Associate at Barclays Capital from 2011 to 2014 and as an Investment Banking Analyst from 2010 to 2011. Prior to Barclays Capital, Mr. Lobo served as an Investment Banking Analyst at Lehman Brothers from 2007 to 2009. Mr. Lobo holds a Bachelor of Arts degree in Political Science from the University of California, Berkeley.

Jason Roswig, the Company’s current President and Chief Financial Officer, will transition to the role of President, effective the Effective Date.

Under an offer letter that Mr. Lobo entered into with the Company, and approved by the Company’s Board of Directors on February 25, 2023, he will be paid a salary of $450,000.00 per year. He will also be eligible to receive annual target incentive compensation of $300,000.00 (pro-rated for 2023), subject to achievement of certain performance goals. The Company will also grant Mr. Lobo a restricted stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $2,000,000.00. Such grant vests 25% on the first anniversary of Mr. Lobo’s start date and the remainder vests in 12 substantially equal quarterly installments, in each case subject to continuous service with the Company through each applicable vesting date, provided that the grant vests in full if Mr. Lobo is terminated without cause following a change of control of the Company. In addition, the Company will also grant to Mr. Lobo a performance stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $2,000,000.00. Such grant vests over four one-year periods, with pro-rata vesting for the first and last performance periods, in each case subject to continuous service with the Company through each applicable vesting date and the attainment of certain corporate performance goals. Mr. Lobo will also receive a one-time signing bonus in the amount of $200,000.00, which is repayable to the Company if Mr. Lobo voluntarily leaves the Company within twelve (12) months of his start date or is terminated for cause.

There are no family relationships between Mr. Lobo and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Lobo has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Lobo and any other person pursuant to which Mr. Lobo was appointed as an officer of the Company.

Item 7.01. Regulation FD Disclosure

On February 27, 2023, the Company issued a press release announcing Mr. Lobo’s appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 27, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Charlotte J. Edelman
	Name:	Charlotte J. Edelman
	Title:	General Counsel and Secretary
Date: February 27, 2023